Exhibit 6

                     Consent of PricewaterhouseCoopers LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 8 to the registration statement on Form S-6 ("Registration Statement") of our report dated February 15, 2000, except as to Note 24, which is as of February 1, 2001, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement.



PricewaterhouseCoopers LLP
Hartford, Connecticut
February 14, 2001